Exhibit 10.2

DEED OF AMENDMENT

Dated: 1 April 2021

Between:

(1)	Citibank Europe plc (the “Bank”);

(2)	AXIS Specialty Limited (“ASL”);

(3)	AXIS Re SE (formerly, AXIS Re Limited) (“AXIS Re”);

(4)	AXIS Specialty Europe SE (formerly, AXIS Specialty Europe Limited) (“ASE”);

(5)	AXIS Insurance Company;

(6)	AXIS Surplus Insurance Company; and

(7)	AXIS Reinsurance Company,

(each a “Party” and together the “Parties”, and Parties (2), (3), (4), (5), (6) and (7) each a “Company” and together the “Companies”).

Re: Committed Letter of Credit Facility letter – Facility Number 2 dated 27 March 2017 and entered into among the Bank and the Companies, as amended on 28 March 2018, 28 March 2019 and 28 March 2020 (the “Committed Facility Number 2 Letter”)

1.	Background

1.1.	The Parties have entered into the Committed Facility Number 2 Letter in connection with the Insurance Letters of Credit – Master Agreement (Form 3/CEP) dated 14 May 2010.

1.2.	The Parties hereby agree to certain further amendments to the Committed Facility Number 2 Letter as detailed in this Deed on and from the Effective Date (as defined below).

1.3.	The terms and expressions defined in the Committed Facility Number 2 Letter shall have the same meanings when used in this Deed unless otherwise indicated.

2.	Effective Date

The amendments set out in this Deed shall take effect on and from 31 March 2021 (“Effective Date”).

3.	Amendments

3.1.	With effect on and from the Effective Date, the Committed Facility Number 2 Letter shall be amended as follows:

(a)	in clause 1 (Committed letter of credit facility – Facility Number 2), the words “the Existing Facility (as defined in the Amendment to the Pledge Agreement, executed on or about the date hereto)” be deleted and replaced with the following:

“the Facility (as defined therein) provided by the Bank pursuant to the committed facility letter dated 18 December 2015 and entered into between the Bank and the Companies in connection with the Master Agreement, as may be amended, restated, supplemented, novated or assigned from time to time”;

(b)	the first paragraph of clause 2 (Amount) shall be deleted and replaced with the following:

“Facility Number 2 shall be in a maximum aggregate amount of USD 150,000,000 (one hundred fifty million United States dollars) (the “Aggregate Facility Limit”).”;

(c)	clause 3 (Facility Documents) shall be deleted and replaced with the follows:

“The Companies (as indicated below) have entered into or shall enter into the following documents in relation to Facility Number 2:

(a)	Insurance Letters of Credit – Master Agreement (Form 3/CEP) dated 14 May 2010 entered into between the Bank and the Companies (the “Master Agreement”);

(b)	Amended and Restated Pledge Agreement dated on or about the Deed of Amendment Date and entered into between ASL and the Bank which amends and restates the Pledge Agreement between ASL and the Bank dated 14 May 2010 (the “ASL Pledge Agreement”);

(c)	Collateral Account Control Agreement dated 19 May 2015 entered into between ASL, The Bank of New York Mellon (the “Securities Intermediary”) and the Bank;

(d)	Pledge Agreement dated on or about the Deed of Amendment Date entered into between AXIS Re and the Bank (the “AXIS Re Pledge Agreement”);

(e)	Collateral Account Control Agreement dated on or about the Deed of Amendment Date entered into among AXIS Re, the Bank and the Securities Intermediary;

(f)	Pledge Agreement dated on or about the Deed of Amendment Date entered into between ASE and the Bank (the “ASE Pledge Agreement”);

(g)	Collateral Account Control Agreement dated on or about the Deed of Amendment Date entered into among ASE, the Bank and the Securities Intermediary; and

(h)	Facility Fee Letter dated 27 March 2017 entered into among the Bank and the Companies,

in each case, as amended or as may be amended, varied, supplemented, novated or assigned from time to time (each a “Facility Document”, and the ASL Pledge Agreement, the AXIS RE Pledge Agreement and the ASE Pledge Agreement each a “Pledge Agreement”). In the event of any inconsistency between the terms of this Letter and the terms of any Facility Document, the terms of this Letter shall prevail.”;

(d)	clauses 5.2(b) and 5.2(c) shall be deleted and replaced with the following:

“(b)	where the Company is a Company other than AXIS Re or ASE, there is a failure to deposit in a securities account with the Securities Intermediary a deposit in an amount required under the terms of the ASL Pledge Agreement;

(c)	where the Company is AXIS Re, there is a failure to deposit in a securities account with the Securities Intermediary a deposit in an amount required under the terms of the AXIS Re Pledge Agreement or the ASL Pledge Agreement;

(d)	where the Company is ASE, there is a failure to deposit in a securities account with the Securities Intermediary a deposit in an amount required under the terms of the ASE Pledge Agreement or the ASL Pledge Agreement; or

(e)	the tenor of the Credit extends beyond 31st March 2023.

The Bank may in its sole discretion consider applications for Credits that are outside the terms of this Letter. Any such requests will be considered on a case-by-case basis and will be subject to the terms of any Facility Documents then existing.”

(e)	a new clause 5.3 shall be inserted after clause 5.2 as follows:

“Where the Company that requested the Credit under the Facility is either AXIS Re or ASE, it is agreed that the undertaking given clause 1.1(ii) of the Master Agreement shall also be given by that Company in respect of such Credit, and each reference in such clause 1.1(ii) to the Pledge Agreement shall be deemed to refer to the Pledge Agreements as defined in this Letter.”;

(f)	in clauses 6.2 and 6.3, each reference to “LIBOR” shall be replaced with “SOFR”

(g)	in clause 8(c), the words “the Pledge Agreement” shall be deleted and replaced with “the Pledge Agreements”;

(h)	a new clause 13.1(a)(b) and (c) shall be inserted after clause 13.1 as follows:

“13.1(a)     A payment shall not be increased under Clause 13.1 by reason of a Tax Deduction on account of Tax imposed by Ireland if on the date on which the payment falls due:

i.	the payment could have been made to the Bank without a Tax Deduction if the Bank had been an Irish Qualifying Lender, but on that date that Bank is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Finance Party under a Facility Document in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or

ii.	the Bank is an Irish Treaty Lender and the relevant Company is able to demonstrate that the payment could have been made to the Bank without the Tax Deduction had the Bank complied with its obligations under paragraph (b) below.

(b)	An Irish Treaty Lender and the Company which makes a payment to which that Irish Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for the Company to obtain authorisation to make that payment without a Tax Deduction.

(c)	The Bank confirms that, on the Effective Date, it is an Irish Qualifying Lender.

(i)	clause 13.2(b) (ii) is amended to add “; or” at the end of the sentence and new sub-clauses 13.2(iii) and (iv) are inserted after 13.2(ii) as follows:

(iii)	would have been compensated for by an increased payment under clause 13.1 (Tax gross-Up) but was not so compensated solely because one of the exclusions in clause 13.2(a) applied; or

(iv)	relates to a FATCA Deduction required to be made by a Party.

(j)	clause 13.6 (Exceptions) is amended to delete the “.” at the end of the sentence and replace with the following:

“, or (c) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.”

(k)	in clause 14.1, the definitions of “Facility Document/Documents” and “Pledge Agreement” shall be replaced with the following new definitions:

“Facility Document means each document specified as a Facility Document in clause 3 (Facility Documents), this Letter, any other document pursuant to which a security interest, guarantee or other form of credit support is created or exists in favour of the Bank in respect of the obligations of the Companies under this Letter and any other document mutually designated as a Facility Document by the Bank and the Companies.”

“Pledge Agreement means each document specified as a Pledge Agreement in clause 3 (Facility Documents).”;

(l)	in clause 14.1, the definition of “LIBOR” shall be deleted and each of the following new definitions shall be inserted in the appropriate place in alphabetical order:

“Deed of Amendment Date means the date of the deed of amendment entered into between the Bank and the Companies in respect of this Letter on or around 31 March 2021.”

“SOFR means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.”

"Irish Qualifying Lender" means a Finance Party which is beneficially entitled to interest payable in respect of an advance under a Facility Document and is:

i.	a bank, within the meaning of section 246(1) TCA which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) TCA; or

ii.	a body corporate:

(A)	which is resident for the purposes of tax in a Relevant Territory (residence for these purposes is to be determined in accordance with the laws of the Relevant Territory of which the Finance Party claims to be resident) where that Relevant Territory imposes a tax that generally applies to interest receivable in that Relevant Territory by bodies corporate from sources outside that Relevant Territory; or

(B)	where interest payable under a Facility Document:

(aa)	is exempted from the charge to income tax under a Treaty in force between Ireland and the country in which the Finance Party is resident for tax purposes; or

(bb)	would be exempted from the charge to income tax under a Treaty signed between Ireland and the country in which the Finance Party is resident for tax purposes if such Treaty had the force of law by virtue of section 826(1) TCA;

except where interest is paid under a Facility Document to the body corporate in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or

iii.	a company that is incorporated in the US and taxed in the US on its worldwide income except where interest is paid under a Facility Document to the US company in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or

iv.	a US limited liability company (“LLC”), where the ultimate recipients of the interest payable under a Facility Document are Irish Qualifying Lenders within paragraphs (ii) or (iii) of this definition and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes except where interest is paid under a Facility Document to the LLC in connection with a trade or business which is carried on by it or them in Ireland through a branch or agency; or

v.	a qualifying company within the meaning of section 110 TCA; or

vi.	an exempt approved scheme within the meaning of section 774 TCA; or

vii.	an investment undertaking within the meaning of section 739B TCA; or

viii.	a body corporate:

(a)	which advances money in the ordinary course of a trade which includes the lending of money; and

(b)	where interest on an advance under a Facility Document is taken into account in computing the trading income of such body corporate; and

(c)	which has made the appropriate notifications under section 246(5)(a) TCA to the Irish Revenue Commissioners and the relevant Company; or

ix.	an Irish Treaty Lender

"Relevant Territory" means:

(i)	a member state of the European Union (other than Ireland); or

(ii)	not being such a member state, a country with which Ireland has a Treaty in force by virtue of section 826(1) TCA; or

(iii)	not being a territory referred to in (i) or (ii) above, a country with which Ireland has signed such a Treaty which will come into force once the procedures set out in section 826(1) TCA have been completed.

"TCA" means the Taxes Consolidation Act of Ireland, 1997;

"Irish Treaty Lender" means a Finance Party which:

(i)	does not fall within parts (ii), (iii) or (iv) of the Irish Qualifying Lender definition and is treated as a resident of an Irish Treaty State for the purposes of the Treaty; and

(ii)	does not carry on a business in Ireland through a permanent establishment with which that Finance Party's participation in a Facility Document is effectively connected; and

(iii)	is, subject to the completion of procedural formalities, entitled to a full exemption from Irish tax on interest payable to that Finance Party in respect of an advance under a Finance Document; and

"Irish Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with Ireland which makes provision for full exemption from tax imposed by Ireland on interest.

(m)	a new clause 17 shall be inserted after clause 16 (being the clause titled “16. Data Protection” inserted by the amendment dated 28 March 2019) as follows:

“17	Recognition of Bail-In

17.1	Notwithstanding any other terms of this Letter, any other Facility Document or any other agreement, arrangement or understanding between the parties, each counterparty (including the Companies) to a BRRD Party acknowledges and accepts that any liability of a BRRD Party to it under or in connection with this Letter and any other Facility Document may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (i) any Bail-In Action in relation to any such liability, including (without limitation) (A) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability, (B) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it and (C) a cancellation of any such liability; and (ii) a variation of any terms of this Letter or any other Facility Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

17.2	For the purposes of this clause 17 (Recognition of Bail-In): (i) "Bail-In Action" means the exercise of any Write-down and Conversion Powers; (ii) "Bail-In Legislation" means, in relation to Ireland, the European Union (Bank Recovery and Resolution) Regulations 2015 (S.I. No. 289/2015); (iii) "BRRD" means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; (iv) "BRRD Party" means an institution or entity referred to in point (b), (c) or (d) of Article 1(1) BRRD, including Citibank Europe plc; (v) "EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway; (vi) "Resolution Authority" means anybody which has authority to exercise any Write-down and Conversion Powers; and (vii) "Write-down and Conversion Powers" means, in relation to Ireland, any write-down, conversion, transfer, modification or suspension power existing from time to time under, and exercised in compliance with, any law or regulation in effect in Ireland, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, including but not limited to the Bail-In Legislation and Regulation (EU) No 806/2014 and the instruments, rules and standards created thereunder, pursuant to which (A) any obligation of a bank or investment firm or affiliate of a bank or investment firm can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such entity or any other person (or suspended for a temporary period) and (B) any right in a contract governing an obligation of a bank or investment firm or affiliate of a bank or investment firm may be deemed to have been exercised.”

3.2.	The Parties agree that, with effect on and from the Effective Date, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with the Master Agreement and/or the Committed Facility Number 2 Letter. The Parties agree that the courts of England are the most appropriate and convenient courts to settle any such dispute and, accordingly, that they will not argue to the contrary. The provisions of this paragraph 3.2 shall, to the extent of any inconsistency, supersede the choice of jurisdiction provided for in clause 12 (Governing Law/Jurisdiction) of the Master Agreement and clause 15.1 (Governing Law) of the Committed Facility Number 2 Letter.

4.	Costs and expenses

Each Party to this Deed shall bear its own costs and expenses in relation to the amendments agreed pursuant to the terms of this Deed.

5.	Affirmation and acceptance

5.1.	With effect from the Effective Date, the terms and conditions of the Committed Facility Number 2 Letter shall be read and construed by reference to this Deed and all references to the Committed Facility Number 2 Letter shall be deemed to incorporate the relevant amendments contained within this Deed and all references in the Committed Facility Number 2 Letter to “this Letter” and like references shall with effect from the Effective Date be references to the Committed Facility Number 2 Letter as amended by this Deed.

5.2.	In the event of any conflict between the terms of this Deed and this Committed Facility Number 2 Letter, the terms of this Deed shall prevail.

5.3.	For the avoidance of doubt, except as amended by the terms of this Deed, all of the terms and conditions of the Committed Facility Number 2 Letter shall continue to apply and remain in full force and effect.

5.4.	The Companies shall, at the request of Bank, do all such acts necessary or desirable to give effect to the amendments effected or to be effected pursuant to the terms of this Deed.

6.	Continuation of the Facility Documents

The Parties agree that, on and after the Effective Date:

(a)	each Facility Document (as defined in the Committed Facility Number 2 Letter as amended by this Deed) to which it is a party shall continue in full force and effect; and

(b)	each Pledge Agreement (as defined in the Committed Facility Number 2 Letter as amended by this Deed) to which it is a party shall continue to secure all liabilities which are expressed to be secured by it, and any security pledged thereunder shall extend to the Committed Facility Number 2 Letter, as amended pursuant to this Deed.

7.	Facility Document

The Parties designate this Deed as a Facility Document.

8.	Counterparts and effect as a deed

This Deed may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. This amendment shall take effect as a Deed notwithstanding it is signed under hand by Bank.

9.	Third party rights

No person shall have any right to enforce any provision of this Deed under the Contracts (Rights of Third Parties) Act 1999.

10.	Governing law

This Deed (and any non-contractual obligation, dispute, controversy, proceedings or claim of whatever nature arising out of it or in any way relating to this Deed or its formation) shall be governed by and construed in accordance with English law. The Parties irrevocably submit the jurisdiction of the English Courts in respect of any dispute which may arise from or in connection with this Deed.

This Deed has been executed and delivered by the Companies as a deed and it has been signed by the Bank under hand, and shall take effect on and from the date specified above.

[Signatures follow]

Signatories to the Deed of Amendment

Executed and delivered as a deed by AXIS Specialty	Signed:	/s/ Peter J. Vogt
Limited	Name:	Peter J. Vogt
Acting by a director	Title	Director

In the presence of
	Signature of Witness:	/s/ Nancy Vogt
	Name of Witness:	Nancy Vogt
	Address:	[Address]

Executed and delivered as a deed by AXIS Re SE (formerly	Signed:	/s/ Tim Hennessy
AXIS Re Limited)	Name:	Tim Hennessy
Acting by a director	Title	Director

In the presence of
	Signature of Witness:	/s/ Sheena Hennessy
	Name of Witness:	Sheena Hennessy
	Address:	[Address]

Executed and delivered as a deed by AXIS Specialty	Signed:	/s/ Tim Hennessy
Europe SE (formerly, AXIS Specialty Europe Limited)	Name:	Tim Hennessy
Acting by a director	Title	Director

In the presence of
	Signature of Witness:	/s/ Sheena Hennessy
	Name of Witness:	Sheena Hennessy
	Address:	[Address]

Executed and delivered as a deed by AXIS Insurance	Signed:	/s/ Andrew M. Weissert
Company	Name:	Andrew M. Weissert
Acting by a director	Title	Director

In the presence of
	Signature of Witness:	/s/ Brenda Reese
	Name of Witness:	Brenda Reese
	Address:	[Address]

Executed and delivered as a deed by AXIS Surplus	Signed:	/s/ Andrew M. Weissert
Insurance Company	Name:	Andrew M. Weissert
Acting by a director	Title	Director

In the presence of
	Signature of Witness:	/s/ Brenda Reese
	Name of Witness:	Brenda Reese
	Address:	[Address]

Executed and delivered as a deed by AXIS Reinsurance	Signed:	/s/ Andrew M. Weissert
Company	Name:	Andrew M. Weissert
Acting by a director	Title	Director

In the presence of
	Signature of Witness:	/s/ Brenda Reese
	Name of Witness:	Brenda Reese
	Address:	[Address]

WE HEREBY CONFIRM OUR ACCEPTANCE ON BEHALF OF BANK:

For and on behalf of
Citibank Europe Plc

By:	/s/ Niall Tuckey
Name:	Niall Tuckey
Title:	Director